UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 29, 2012
Date of Report (date of earliest event reported)

MICRON TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10658	75-1618004
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8000 South Federal Way
Boise, Idaho 83716-9632
(Address of principal executive offices)

(208) 368-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 29, 2012, Micron Technology, Inc. (“Micron”) entered into an amendment (the “Amendment”) to the Agreement on Support for Reorganization Companies (the “Sponsor Agreement”) between Micron and Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. (“Elpida”) and its wholly-owned subsidiary, Akita Elpida Memory, Inc. (“Akita” and together with Elpida, “the Elpida Companies”), dated July 2, 2012.  Micron filed a copy of the Sponsor Agreement as Exhibit 2.1 to Amendment No. 1 to its Current Report on Form 8-K, on July 31, 2012.  Micron will file a new copy of the Sponsor Agreement, with certain provisions and attachments that had been previously omitted pursuant to a confidential treatment request and Item 601(b)(2) of Regulation S-K, as Exhibit 2.1 to Amendment No. 2 to its Current Report on Form 8-K on October 31, 2012.

The Amendment provides for several technical changes to the Sponsor Agreement relating to the implementation of the plans of reorganization of the Elpida Companies in connection with the Elpida Companies’ corporate reorganization proceedings with the Tokyo District Court under the Corporate Reorganization Act of Japan.

The Amendment also provides for an additional closing condition pursuant to which Micron is not required to close the transactions contemplated by the Sponsor Agreement until (1) the U.S. Bankruptcy Court issues a recognition order under Chapter 15 of the U.S. Bankruptcy Code (x) recognizing the orders of the Tokyo District Court approving Elpida’s plan of reorganization and (y) authorizing the implementation of such plan with respect to assets located and claims that can be asserted in the United States, or (2) alternative actions or measures reasonably acceptable to Micron, which actions or measures provide substantially equivalent benefits to those that would be provided by the recognition order contemplated by clause (1), are completed or implemented.

Additionally, to account for certain delays in the plan of reorganization process, the Amendment includes an extension of the time period for the Tokyo District Court to approve the Elpida Companies’ plans of reorganization before triggering a right for Micron to cancel the Sponsor Agreement, from 18 weeks to seven months after August 21, 2012, which is the date the Elpida Companies initially submitted their plans of reorganization to the Tokyo District Court.  This change is not anticipated to affect the expected time for closing the Elpida transaction.

Item 8.01.	Other Events.

On October 31, 2012, the Tokyo District Court entered an order approving the submission of Elpida’s reorganization plan to creditors as part of Elpida’s corporate reorganization proceedings.  Elpida’s plan of reorganization calls for Micron to sponsor Elpida’s reorganization and provides for the combination of Elpida and Micron as contemplated by the Sponsor Agreement.  The Tokyo District court also confirmed that a competing plan of reorganization proposed by certain of Elpida’s creditors would not be submitted for creditor approval.  A copy of the press release announcing the actions taken by the Tokyo District Court is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.3* 99.1
English Translation of Agreement Amending Agreement on Support for Reorganization Companies with Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. and its wholly-owned subsidiary, Akita Elpida Memory, Inc., dated October 29, 2012

Press release issued on October 31, 2012

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRON TECHNOLOGY, INC.

Date:	October 31, 2012	By:	/s/ Ronald C. Foster
		Name:	Ronald C. Foster
		Title:	Chief Financial Officer and Vice President of Finance

INDEX TO EXHIBITS FILED WITH
THE CURRENT REPORT ON FORM 8-K DATED OCTOBER 29, 2012

Exhibit	Description
2.3*
English Translation of Agreement Amending Agreement on Support for Reorganization Companies with Nobuaki Kobayashi and Yukio Sakamoto, the trustees of Elpida Memory, Inc. and its wholly-owned subsidiary, Akita Elpida Memory, Inc., dated October 29, 2012

99.1	Press Release issued on October 31, 2012

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.